Exhibit 99.2

Consolidated Financial Summary
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022	Change
Net revenues
Institutional Securities	$4,940	$5,669	$4,800	(13%)	3%	$23,060	$24,393	(5%)
Wealth Management	6,645	6,404	6,626	4%	--	26,268	24,417	8%
Investment Management	1,464	1,336	1,461	10%	--	5,370	5,375	--
Intersegment Eliminations	(153)	(136)	(138)	(13%)	(11%)	(555)	(517)	(7%)
Net revenues (1)	$12,896	$13,273	$12,749	(3%)	1%	$54,143	$53,668	1%

Provision for credit losses	$3	$134	$87	(98%)	(97%)	$532	$280	90%

Non-interest expenses
Institutional Securities	$4,510	$4,377	$3,991	3%	13%	$18,183	$17,467	4%
Wealth Management	5,236	4,654	4,760	13%	10%	19,607	17,765	10%
Investment Management	1,199	1,095	1,247	9%	(4%)	4,528	4,568	(1%)
Intersegment Eliminations	(148)	(132)	(130)	(12%)	(14%)	(520)	(501)	(4%)
Non-interest expenses (1)(2)	$10,797	$9,994	$9,868	8%	9%	$41,798	$39,299	6%

Income before provision for income taxes
Institutional Securities	$408	$1,199	$748	(66%)	(45%)	$4,476	$6,715	(33%)
Wealth Management	1,428	1,709	1,840	(16%)	(22%)	6,530	6,583	(1%)
Investment Management	265	241	214	10%	24%	842	807	4%
Intersegment Eliminations	(5)	(4)	(8)	(25%)	38%	(35)	(16)	(119%)
Income before provision for income taxes	$2,096	$3,145	$2,794	(33%)	(25%)	$11,813	$14,089	(16%)

Net Income applicable to Morgan Stanley
Institutional Securities	$304	$912	$656	(67%)	(54%)	$3,453	$5,242	(34%)
Wealth Management	1,018	1,320	1,424	(23%)	(29%)	5,022	5,139	(2%)
Investment Management	199	179	162	11%	23%	639	660	(3%)
Intersegment Eliminations	(4)	(3)	(6)	(33%)	33%	(27)	(12)	(125%)
Net Income applicable to Morgan Stanley	$1,517	$2,408	$2,236	(37%)	(32%)	$9,087	$11,029	(18%)
Earnings applicable to Morgan Stanley common shareholders	$1,383	$2,262	$2,113	(39%)	(35%)	$8,530	$10,540	(19%)

Notes:
-
Firm net revenues excluding mark-to-market gains and losses on deferred cash-based compensation plans (DCP) were: 4Q23: $12,527 million, 3Q23: $13,475 million, 4Q22: $12,555 million, 4Q23 YTD: $53,709 million, 4Q22 YTD: $54,866 million.

-	Firm compensation expenses excluding DCP were: 4Q23: $5,597 million, 3Q23: $5,992 million, 4Q22: $5,426 million, 4Q23 YTD: $23,890 million, 4Q22 YTD: $23,769 million.
-
The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022	Change

Financial Metrics:

Earnings per basic share	$0.86	$1.39	$1.28	(38%)	(33%)	$5.24	$6.23	(16%)
Earnings per diluted share	$0.85	$1.38	$1.26	(38%)	(33%)	$5.18	$6.15	(16%)

Return on average common equity	6.2%	10.0%	9.2%			9.4%	11.2%
Return on average tangible common equity	8.4%	13.5%	12.6%			12.8%	15.3%

Book value per common share	$55.50	$55.08	$54.55			$55.50	$54.55
Tangible book value per common share	$40.89	$40.53	$40.06			$40.89	$40.06

Financial Ratios:

Pre-tax profit margin	16%	24%	22%			22%	26%
Compensation and benefits as a % of net revenues	46%	45%	44%			45%	43%
Non-compensation expenses as a % of net revenues	38%	31%	33%			32%	30%
Firm expense efficiency ratio (1)	84%	75%	77%			77%	73%
Effective tax rate (2)	26.5%	22.6%	18.9%			21.9%	20.7%

Statistical Data:

Period end common shares outstanding (millions)	1,627	1,642	1,675	(1%)	(3%)
Average common shares outstanding (millions)
Basic	1,606	1,624	1,652	(1%)	(3%)	1,628	1,691	(4%)
Diluted	1,627	1,643	1,679	(1%)	(3%)	1,646	1,713	(4%)

Worldwide employees	80,006	80,710	82,427	(1%)	(3%)

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated and U.S. Bank Supplemental Financial Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022	Change

Consolidated Balance sheet

Total assets	$1,193,693	$1,169,013	$1,180,231	2%	1%
Loans (1)	$226,828	$224,957	$222,182	1%	2%
Deposits	$351,804	$345,458	$356,646	2%	(1%)
Long-term debt outstanding	$260,544	$242,843	$233,867	7%	11%
Maturities of long-term debt outstanding (next 12 months)	$20,151	$21,514	$18,910	(6%)	7%

Average liquidity resources	$314,504	$307,367	$312,250	2%	1%

Common equity	$90,288	$90,461	$91,391	--	(1%)
Less: Goodwill and intangible assets	(23,761)	(23,900)	(24,268)	(1%)	(2%)
Tangible common equity	$66,527	$66,561	$67,123	--	(1%)

Preferred equity	$8,750	$8,750	$8,750	--	--

U.S. Bank Supplemental Financial Information
Total assets	$396,111	$388,098	$390,963	2%	1%
Loans	$212,207	$209,135	$206,344	1%	3%
Investment securities portfolio (2)	$118,008	$114,780	$123,254	3%	(4%)
Deposits	$346,103	$339,927	$350,553	2%	(1%)

Regional revenues
Americas	$10,198	$10,268	$9,897	(1%)	3%	$41,651	$40,117	4%
EMEA (Europe, Middle East, Africa)	1,342	1,479	1,430	(9%)	(6%)	6,058	6,811	(11%)
Asia	1,356	1,526	1,422	(11%)	(5%)	6,434	6,740	(5%)
Consolidated net revenues	$12,896	$13,273	$12,749	(3%)	1%	$54,143	$53,668	1%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Average Common Equity and Regulatory Capital Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022	Change

Average Common Equity
Institutional Securities	$45.6	$45.6	$48.8	--	(7%)	$45.6	$48.8	(7%)
Wealth Management	28.8	28.8	31.0	--	(7%)	28.8	31.0	(7%)
Investment Management	10.4	10.4	10.6	--	(2%)	10.4	10.6	(2%)
Parent Company	5.1	6.0	1.1	(15%)	*	6.0	3.5	71%
Firm	$89.9	$90.8	$91.5	(1%)	(2%)	$90.8	$93.9	(3%)

Regulatory Capital

Common Equity Tier 1 capital	$69.4	$69.1	$68.7	--	1%
Tier 1 capital	$78.2	$77.9	$77.2	--	1%

Standardized Approach
Risk-weighted assets	$457.3	$443.8	$447.8	3%	2%
Common Equity Tier 1 capital ratio	15.2%	15.6%	15.3%
Tier 1 capital ratio	17.1%	17.6%	17.2%

Advanced Approach
Risk-weighted assets	$450.4	$429.1	$438.8	5%	3%
Common Equity Tier 1 capital ratio	15.4%	16.1%	15.6%
Tier 1 capital ratio	17.4%	18.2%	17.6%

Leverage-based capital
Tier 1 leverage ratio	6.7%	6.8%	6.7%
Supplementary Leverage Ratio	5.5%	5.5%	5.5%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Institutional Securities
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022	Change
Revenues:

Advisory	$702	$449	$711	56%	(1%)	$2,244	$2,946	(24%)
Equity	225	237	227	(5%)	(1%)	889	851	4%
Fixed income	391	252	314	55%	25%	1,445	1,438	--
Underwriting	616	489	541	26%	14%	2,334	2,289	2%
Investment banking	1,318	938	1,252	41%	5%	4,578	5,235	(13%)

Equity	2,202	2,507	2,176	(12%)	1%	9,986	10,769	(7%)
Fixed income	1,434	1,947	1,418	(26%)	1%	7,673	9,022	(15%)
Other	(14)	277	(46)	*	70%	823	(633)	*

Net revenues	4,940	5,669	4,800	(13%)	3%	23,060	24,393	(5%)

Provision for credit losses	22	93	61	(76%)	(64%)	401	211	90%

Compensation and benefits	1,732	2,057	1,644	(16%)	5%	8,369	8,246	1%
Non-compensation expenses	2,778	2,320	2,347	20%	18%	9,814	9,221	6%
Total non-interest expenses	4,510	4,377	3,991	3%	13%	18,183	17,467	4%

Income before provision for income taxes	408	1,199	748	(66%)	(45%)	4,476	6,715	(33%)
Net income applicable to Morgan Stanley	$304	$912	$656	(67%)	(54%)	$3,453	$5,242	(34%)

Pre-tax profit margin	8%	21%	16%			19%	28%
Compensation and benefits as a % of net revenues	35%	36%	34%			36%	34%
Non-compensation expenses as a % of net revenues	56%	41%	49%			43%	38%

Return on Average Common Equity	2%	7%	5%			7%	10%
Return on Average Tangible Common Equity (1)	2%	7%	5%			7%	10%

Trading VaR (Average Daily 95% / One-Day VaR)	$46	$48	$64

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022	Change
Revenues:
Asset management	$3,556	$3,629	$3,347	(2%)	6%	$14,019	$13,872	1%
Transactional	1,088	678	931	60%	17%	3,556	2,473	44%
Net interest income	1,852	1,952	2,138	(5%)	(13%)	8,118	7,429	9%
Other	149	145	210	3%	(29%)	575	643	(11%)
Net revenues (1)	6,645	6,404	6,626	4%	--	26,268	24,417	8%

Provision for credit losses	(19)	41	26	*	*	131	69	90%

Compensation and benefits (1)	3,640	3,352	3,343	9%	9%	13,972	12,534	11%
Non-compensation expenses	1,596	1,302	1,417	23%	13%	5,635	5,231	8%
Total non-interest expenses	5,236	4,654	4,760	13%	10%	19,607	17,765	10%

Income before provision for income taxes	1,428	1,709	1,840	(16%)	(22%)	6,530	6,583	(1%)
Net income applicable to Morgan Stanley	$1,018	$1,320	$1,424	(23%)	(29%)	$5,022	$5,139	(2%)

Pre-tax profit margin	21%	27%	28%			25%	27%
Compensation and benefits as a % of net revenues	55%	52%	50%			53%	51%
Non-compensation expenses as a % of net revenues	24%	20%	21%			21%	21%

Return on Average Common Equity	14%	18%	18%			17%	16%
Return on Average Tangible Common Equity (2)	27%	35%	34%			33%	31%

Notes:
-	Wealth Management net revenues excluding DCP were: 4Q23: $6,403 million, 3Q23: $6,547 million, 4Q22: $6,520 million, 4Q23 YTD: $25,986 million, 4Q22 YTD: $25,275 million.
-	Wealth Management compensation expenses excluding DCP were: 4Q23: $3,406 million, 3Q23: $3,400 million, 4Q22: $3,228 million, 4Q23 YTD: $13,560 million, 4Q22 YTD: $13,064 million.
-
The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022

Wealth Management Metrics

Total client assets	$5,129	$4,798	$4,187	7%	22%
Net new assets	$47.5	$35.7	$51.6	33%	(8%)
U.S. Bank loans	$146.5	$145.8	$146.1	--	--
Margin and other lending (1)	$21.4	$23.1	$22.0	(7%)	(3%)
Deposits (2)	$346	$340	$351	2%	(1%)
Annualized weighted average cost of deposits
Period end	2.92%	2.86%	1.59%
Period average	2.86%	2.69%	1.32%

Advisor-led channel

Advisor-led client assets	$3,979	$3,755	$3,392	6%	17%

Fee-based client assets	$1,983	$1,857	$1,678	7%	18%
Fee-based asset flows	$41.6	$22.5	$20.4	85%	104%
Fee-based assets as a % of advisor-led client assets	50%	49%	49%

Self-directed channel

Self-directed client assets	$1,150	$1,043	$795	10%	45%
Daily average revenue trades (000's)	705	735	755	(4%)	(7%)
Self-directed households (millions)	8.1	8.1	8.0	--	1%

Workplace channel

Stock plan unvested assets	$416	$377	$302	10%	38%
Number of stock plan participants (millions)	6.6	6.6	6.3	--	5%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022	Change
Revenues:
Asset management and related fees	$1,403	$1,312	$1,371	7%	2%	$5,231	$5,332	(2%)
Performance-based income and other	61	24	90	154%	(32%)	139	43	*
Net revenues	1,464	1,336	1,461	10%	--	5,370	5,375	--

Compensation and benefits	579	526	628	10%	(8%)	2,217	2,273	(2%)
Non-compensation expenses	620	569	619	9%	--	2,311	2,295	1%
Total non-interest expenses	1,199	1,095	1,247	9%	(4%)	4,528	4,568	(1%)

Income before provision for income taxes	265	241	214	10%	24%	842	807	4%
Net income applicable to Morgan Stanley	$199	$179	$162	11%	23%	$639	$660	(3%)

Pre-tax profit margin	18%	18%	15%			16%	15%
Compensation and benefits as a % of net revenues	40%	39%	43%			41%	42%
Non-compensation expenses as a % of net revenues	42%	43%	42%			43%	43%

Return on Average Common Equity	8%	7%	6%			6%	6%
Return on Average Tangible Common Equity (1)	110%	98%	85%			88%	86%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022	Change

Assets under management or supervision (AUM)

Net flows by asset class
Equity	$(6.5)	$(5.5)	$(6.1)	(18%)	(7%)	$(19.4)	$(24.9)	22%
Fixed Income	(0.2)	(2.1)	(3.8)	90%	95%	(9.3)	(15.3)	39%
Alternatives and Solutions	(0.4)	0.8	3.9	*	*	13.5	14.4	(6%)
Long-Term Net Flows	(7.1)	(6.8)	(6.0)	(4%)	(18%)	(15.2)	(25.8)	41%

Liquidity and Overlay Services	(6.6)	5.7	(18.5)	*	64%	22.7	(47.8)	*

Total Net Flows	$(13.7)	$(1.1)	$(24.5)	*	44%	$7.5	$(73.6)	*

Assets under management or supervision by asset class
Equity	$295	$272	$259	8%	14%
Fixed Income	171	163	173	5%	(1%)
Alternatives and Solutions	508	472	431	8%	18%
Long-Term Assets Under Management or Supervision	$974	$907	$863	7%	13%

Liquidity and Overlay Services	485	481	442	1%	10%

Total Assets Under Management or Supervision	$1,459	$1,388	$1,305	5%	12%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023	Dec 31, 2022

Institutional Securities

Loans:
Corporate	$18.4	$18.0	$17.0	2%	8%
Secured lending facilities	42.5	41.8	38.6	2%	10%
Commercial and residential real estate	11.7	11.4	11.7	3%	--
Securities-based lending and other	7.2	7.4	8.5	(3%)	(15%)

Total Loans	79.8	78.6	75.8	2%	5%

Lending Commitments	130.4	128.7	119.7	1%	9%

Institutional Securities Loans and Lending Commitments	$210.2	$207.3	$195.5	1%	8%

Wealth Management

Loans:
Securities-based lending and other	$86.2	$87.0	$91.7	(1%)	(6%)
Residential real estate	60.3	58.9	54.4	2%	11%

Total Loans	146.5	145.9	146.1	--	--

Lending Commitments	19.6	19.1	17.3	3%	13%

Wealth Management Loans and Lending Commitments	$166.1	$165.0	$163.4	1%	2%

Consolidated Loans and Lending Commitments (1)	$376.3	$372.3	$358.9	1%	5%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
Allowance for Credit Losses (ACL) as of December 31, 2023
(unaudited, dollars in millions)

	Loans and Lending Commitments	ACL (1)	ACL %	Q4 Provision
	(Gross)
Loans:
Held For Investment (HFI)

Corporate	$6,758	$241	3.6%	$(7)
Secured lending facilities	39,498	153	0.4%	(3)
Commercial and residential real estate	8,678	463	5.3%	52
Other	2,818	17	0.6%	-
Institutional Securities - HFI	$57,752	$874	1.5%	$42

Wealth Management - HFI	146,798	295	0.2%	(16)

Held For Investment	$204,550	$1,169	0.6%	$26

Held For Sale	15,255

Fair Value	7,733

Total Loans	227,538	1,169		26

Lending Commitments	149,973	551	0.4%	(23)

Consolidated Loans and Lending Commitments	$377,511	$1,720		$3

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Definition of U.S. GAAP to Non-GAAP Measures

(a)
The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP).  From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements.  These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.  In addition to the following notes, please also refer to the Firm's Annual Report on Form 10-K for the year ended December 31, 2022 (2022 Form 10-K).

(b)
The following are considered non-GAAP financial measures that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of operating performance and capital adequacy. These measures are calculated as follows:

	-	The return on average tangible common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average tangible common equity.
-
Segment return on average common equity and return on average tangible common equity represent full year net income or annualized net income for the quarter applicable to Morgan Stanley for each segment, less preferred dividend segment allocation, divided by average common equity and average tangible common equity for each respective segment.  The segment adjustments to common equity to derive segment average tangible common equity are generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).

	-	Tangible common equity represents common equity less goodwill and intangible assets net of certain mortgage servicing rights deduction.
	-	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
	-	Net revenues excluding DCP represents net revenues adjusted for the impact of mark-to-market gains/losses on economic hedges associated with certain employee deferred cash-based compensation plans.
	-	Compensation expense excluding DCP represents compensation adjusted for the impact related to certain deferred cash-based compensation plans linked to investment performance.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

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(a)	Provision for credit losses represents the provision for credit losses on loans held for investment and unfunded lending commitments.
(b)	Net income applicable to Morgan Stanley represents net income, less net income applicable to nonredeemable noncontrolling interests.
(c)	Earnings applicable to Morgan Stanley common shareholders represents net income applicable to Morgan Stanley, less preferred dividends.

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(a)	The return on average common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average common equity.
(b)	Book value per common share represents common equity divided by period end common shares outstanding.
(c)	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
(d)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.
(e)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.

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(a)
Liquidity Resources, which are primarily held within the Parent Company and its major operating subsidiaries, are comprised of high quality liquid assets (HQLA) and cash deposits with banks ("Liquidity Resources"). The total amount of Liquidity Resources is actively managed by us considering the following components: unsecured debt maturity profile; balance sheet size and composition; funding needs in a stressed environment, inclusive of contingent cash outflows; legal entity, regional and segment liquidity requirements; regulatory requirements; and collateral requirements. Average Liquidity Resources represents the average daily balance for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022.

(b)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of certain mortgage servicing rights deduction.
(c)
U.S. Bank refers to the Firm's U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association, and excludes balances between Bank subsidiaries, as well as deposits from the Parent Company and affiliates.

(d)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 23 to the consolidated financial statements included in the Firm's 2022 Form 10-K.

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(a)
The Firm's attribution of average common equity to the business segments is based on the Required Capital Framework, an internal capital adequacy measure. This framework is a risk-based and leverage-based capital measure, which is compared with the Firm's regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time. The Required Capital Framework is based on the Firm's regulatory capital requirements. The Firm defines the difference between its total average common equity and the sum of the average common equity amounts allocated to its business segments as Parent Company common equity. The amount of capital allocated to the business segments is generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition). The Firm continues to evaluate its Required Capital Framework with respect to the impact of evolving regulatory requirements, as appropriate. For further discussion of the framework, refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s 2022 Form 10‐K.

(b)
The Firm's risk‐based capital ratios are computed under each of the (i) standardized approaches for calculating credit risk and market risk risk‐weighted assets (RWAs) (the “Standardized Approach”) and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”). For information on the calculation of regulatory capital and ratios, and associated regulatory requirements, please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s 2022 Form 10‐K.

(c)	Supplementary leverage ratio represents Tier 1 capital divided by the total supplementary leverage exposure.

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(a)
Institutional Securities Equity and Fixed income net revenues include trading, net interest income (interest income less interest expense), asset management, commissions and fees, investments and other revenues which are directly attributable to those businesses.

(b)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.
(c)
VaR represents the unrealized loss in portfolio value that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in "Quantitative and Qualitative Disclosures about Risk" included in the Firm's 2022 Form 10-K.

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(a)	Transactional revenues for the Wealth Management segment includes investment banking, trading, and commissions and fee revenues.
(b)	Net interest income represents interest income less interest expense.
(c)	Other revenues for the Wealth Management segment includes investments and other revenues.
(d)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

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(a)
Client assets represent those for which Wealth Management is providing services including financial advisor-led brokerage, custody, administrative and investment advisory services; self-directed brokerage services; financial and wealth planning services; workplace services, including stock plan administration, and retirement plan services.

(b)
Net new assets represent client inflows, including dividends and interest, and asset acquisitions, less client outflows, and exclude activity from business combinations/divestitures and the impact of fees and commissions.

(c)
Margin and other lending represents margin lending arrangements, which allow customers to borrow against the value of qualifying securities and other lending which includes non‐purpose securities-based lending on non‐bank entities.

(d)
Deposits reflect liabilities sourced from Wealth Management clients and other sources of funding on the U.S. Bank Subsidiaries. Deposits include sweep deposit programs, savings and other, and time deposits.

(e)
Annualized weighted average cost of deposits represents the total annualized weighted average cost of the various deposit products, excluding the effect of related hedging derivatives. The period end cost of deposits is based upon balances and rates as of December 31, 2023, September 30, 2023 and December 31, 2022. The period average is based on daily balances and rates for the period.

(f)	Advisor-led client assets represent client assets in accounts that have a Wealth Management representative assigned.
(g)	Fee‐based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(h)
Fee-based asset flows include net new fee-based assets (including asset acquisitions), net account transfers, dividends, interest and client fees, and exclude institutional cash management related activity. For a description of the Inflows and Outflows included in Fee-based asset flows, see Fee-based client assets in the 2022 Form 10-K.

(i)	Self-directed client assets represent active accounts which are not advisor led. Active accounts are defined as having at least $25 in assets.
(j)	Daily average revenue trades (DARTs) represent the total self-directed trades in a period divided by the number of trading days during that period.
(k)
Self-directed households represent the total number of households that include at least one account with self-directed client assets. Individual households or participants that are engaged in one or more of our Wealth Management channels are included in each of the respective channel counts.

(l)
The workplace channel assets includes equity compensation solutions for companies, their executives and employees. Stock plan unvested assets represent the market value of public company securities at the end of the period.

(m)
Stock plan participants represent total accounts with vested and/or unvested stock plan assets in the workplace channel. Individuals with accounts in multiple plans are counted as participants in each plan.

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(a)
Asset management and related fees represents management and administrative fees, distribution fees, and performance-based fees, not in the form of carried interest. Asset management and related fees represents Asset management as reported on the Firm’s consolidated income statement.

(b)
Performance-based income and other includes performance-based fees in the form of carried interest, gains and losses from investments, gains and losses from hedges on seed capital and certain employee deferred compensation plans, net interest, and other revenues. Performance-based income and other represents investments, investment banking, trading, net interest and other revenues as reported on the Firm’s consolidated income statement.

(c)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.

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(a)
Investment Management Alternatives and Solutions asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, Multi‐Asset portfolios, as well as Custom Separate Account portfolios.

(b)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(c)
Overlay Services represents investment strategies that use passive exposure instruments to obtain, offset, or substitute specific portfolio exposures beyond those provided by the underlying holdings of the fund.

(d)
Total assets under management or supervision excludes shares of minority stake assets which represent the Investment Management business segment’s proportional share of assets managed by third-party asset managers in which we hold investments accounted for under the equity method.

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(a)	Corporate loans include relationship and event-driven loans and typically consist of revolving lines of credit, term loans and bridge loans.
(b)
Secured lending facilities include loans provided to clients, which are primarily secured by loans, which are, in turn, collateralized by various assets including residential real estate, commercial real estate, corporate and financial assets.

(c)	Securities-based lending and other includes financing extended to sales and trading customers and corporate loans purchased in the secondary market.
(d)	Institutional Securities Lending Commitments principally include Corporate lending activity.

Supplemental Quantitative Details and Calculations

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(1) The following sets forth the net revenue impact of mark-to-market gains and losses on investments associated with DCP and compensation expense impact related to DCP:

	4Q23	3Q23	4Q22	4Q23 YTD	4Q22 YTD
Net revenues	$12,896	$13,273	$12,749	$54,143	$53,668
Adjustment for mark-to-market on DCP	(369)	202	(194)	(434)	1,198
Adjusted Net revenues - non-GAAP	$12,527	$13,475	$12,555	$53,709	$54,866

Compensation expense	$5,951	$5,935	$5,615	$24,558	$23,053
Adjustment for mark-to-market on DCP	(354)	57	(189)	(668)	716
Adjusted Compensation expense - non-GAAP	$5,597	$5,992	$5,426	$23,890	$23,769

-	Compensation expense for deferred cash-based compensation awards is calculated based on the notional value of the award granted, adjusted for changes in the fair value of the referenced investments that employees select. Compensation expense is recognized over the vesting period relevant to each separately vesting portion of deferred awards.

-	The Firm invests directly, as a principal, in financial instruments and other investments to economically hedge certain of its obligations under these deferred cash-based compensation plans. Changes in the fair value of such investments, net of financing costs, are recorded in Net revenues, and included in Transactional revenues in the Wealth Management business segment. Although changes in compensation expense resulting from changes in the fair value of the referenced investments will generally be offset by changes in the fair value of investments recognized in net revenues, there is typically a timing difference between the immediate recognition of gains and losses on the Firm’s investments and the deferred recognition of the related compensation expense over the vesting period. While this timing difference may not be material to Income before provision for income taxes for the Firm in any individual period, it may impact the Wealth Management business segment reported ratios and operating metrics in certain periods due to potentially significant impacts to net revenues and compensation expenses.

(2)	The Firm non-interest expenses by category are as follows:

	4Q23	3Q23	4Q22	4Q23 YTD	4Q22 YTD
Compensation and benefits (a)	$5,951	$5,935	$5,615	$24,558	$23,053

Non-compensation expenses:
Brokerage, clearing and exchange fees	865	855	851	3,476	3,458
Information processing and communications	987	947	933	3,775	3,493
Professional services	822	759	853	3,058	3,070
Occupancy and equipment	528	456	443	1,895	1,729
Marketing and business development	224	191	295	898	905
Other (b)(c)	1,420	851	878	4,138	3,591
Total non-compensation expenses	4,846	4,059	4,253	17,240	16,246
Total non-interest expenses	$10,797	$9,994	$9,868	$41,798	$39,299

(a)	The Firm recorded severance costs of $353 million and $133 million, respectively, for the twelve months ended December 31, 2023 and 2022, associated with employee actions. The severance costs were reported in the business segments' results as follows: Institutional Securities: 4Q23 YTD: $220 million and 4Q22 YTD: $88 million; Wealth Management: 4Q23 YTD: $105 million and 4Q22 YTD: $30 million; Investment Management: 4Q23 YTD: $28 million and 4Q22 YTD: $15 million
(b)	For the quarter and twelve months ended December 31, 2023, Firm results included a one-time FDIC Special Assessment of $286 million and was reported in the business segments' results as follows: Institutional Securities: 4Q23 and 4Q23 YTD: $121 million; Wealth Management: 4Q23 and 4Q23 YTD: $165 million
(c)	For the quarter and twelve months ended December 31, 2023, Firm results included a litigation reserve of $249 million related to a specific legal matter, reported in the Institutional Securities business segment.

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(1)	(a)
For the quarter and twelve months ended December 31, 2023, Firm results included pre-tax integration-related expenses of $49 million and $293 million, respectively. For the quarter and twelve months ended December 31, 2022, Firm results included pre-tax integration-related expenses of $120 million and $470 million, respectively. The pre-tax integration-related expenses were reported in the business segments' results as follows: Wealth Management: 4Q23: $30 million, 4Q23 YTD: $201 million, 4Q22: $94 million, 4Q22 YTD: $357 million; Investment Management: 4Q23: $19 million, 4Q23 YTD: $92 million, 4Q22: $26 million, 4Q22 YTD: $113 million

(b)
For the quarter and twelve months ended December 31, 2023, Firm results included a one-time FDIC Special Assessment of $286 million and was reported in the business segments' results as follows: Institutional Securities: 4Q23 and 4Q23 YTD: $121 million; Wealth Management: 4Q23 and 4Q23 YTD: $165 million

(c)
For the quarter and twelve months ended December 31, 2023, Firm results included a litigation reserve of $249 million related to a specific legal matter, reported in the Institutional Securities business segment.

(2)		The effective tax rate for the current quarter and full year reflect the non-deductability of certain items.

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(1)	Includes loans held for investment (net of allowance), loans held for sale and also includes loans at fair value which are included in Trading assets on the balance sheet.
(2)	As of December 31, 2023, September 30, 2023 and December 31, 2022, the U.S. Bank investment securities portfolio included held to maturity investment securities of $51.4 billion, $54.0 billion and $56.4 billion, respectively.

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(1)
Institutional Securities average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 4Q23: $471mm; 3Q23: $471mm; 4Q22: $576mm; 4Q23 YTD: $471mm; 4Q22 YTD: $576mm

Supplemental Quantitative Details and Calculations

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(1)	The following sets forth the net revenue impact of mark-to-market gains and losses on investments associated with DCP and compensation expense impact related to DCP:

	4Q23	3Q23	4Q22	4Q23 YTD	4Q22 YTD
Net revenues	$6,645	$6,404	$6,626	$26,268	$24,417
Adjustment for mark-to-market on DCP	(242)	143	(106)	(282)	858
Adjusted Net revenues - non-GAAP	$6,403	$6,547	$6,520	$25,986	$25,275

Compensation expense	$3,640	$3,352	$3,343	$13,972	$12,534
Adjustment for mark-to-market on DCP	(234)	48	(115)	(412)	530
Adjusted Compensation expense - non-GAAP	$3,406	$3,400	$3,228	$13,560	$13,064

(2)
Wealth Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 4Q23: $14,075mm; 3Q23: $14,075mm; 4Q22: $14,746mm; 4Q23 YTD: $14,075mm; 4Q22 YTD: $14,746mm

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(1)	Wealth Management other lending included $2 billion of non-purpose securities based lending on non-bank entities in each period ended December 31, 2023, September 30, 2023 and December 31, 2022.
(2)	For the quarters ended December 31, 2023, September 30, 2023 and December 31, 2022, Wealth Management deposits of $346 billion, $340 billion and $351 billion, respectively, exclude off-balance sheet deposits of $6 billion held by third parties outside of Morgan Stanley as of December 31, 2022 and none as of December 31, 2023 and September 30, 2023. Total deposits details are as follows:

	4Q23	3Q23	4Q22
Brokerage sweep deposits	$145	$143	$198
Other deposits	201	197	153
Total balance sheet deposits	346	340	351
Off-balance sheet deposits	-	-	6
Total deposits	$346	$340	$357

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(1)	Investment Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 4Q23: $9,687mm; 3Q23: $9,687mm; 4Q22: $9,815mm; 4Q23 YTD: $9,687mm; 4Q22 YTD: $9,815mm

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(1)	For the quarters ended December 31, 2023, September 30, 2023 and December 31, 2022, Investment Management reflected loan balances of $459 million, $431 million and $222 million, respectively.

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(1)	For the quarter ended December 31, 2023, the Allowance Rollforward for Loans and Lending Commitments is as follows:

	Institutional Securities	Wealth Management	Total
Loans

Allowance for Credit Losses (ACL)
Beginning Balance - September 30, 2023	$845	$312	$1,157
Net Charge Offs	(24)	(1)	(25)
Provision	42	(16)	26
Other	11	-	11
Ending Balance - December 31, 2023	$874	$295	$1,169

Lending Commitments

Allowance for Credit Losses (ACL)
Beginning Balance - September 30, 2023	$547	$22	$569
Net Charge Offs	-	-	-
Provision	(20)	(3)	(23)
Other	6	(1)	5
Ending Balance - December 31, 2023	$533	$18	$551

Loans and Lending Commitments

Allowance for Credit Losses (ACL)
Beginning Balance - September 30, 2023	$1,392	$334	$1,726
Net Charge Offs	(24)	(1)	(25)
Provision	22	(19)	3
Other	17	(1)	16
Ending Balance - December 31, 2023	$1,407	$313	$1,720

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's fourth quarter earnings press release issued January 16, 2024.